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                                  EXHIBIT 10.13

            (FORM OF DEBENTURE PURCHASE AND SUBORDINATION AGREEMENT)

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                 DEBENTURE PURCHASE AND SUBORDINATION AGREEMENT

     This DEBENTURE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 28, 2002, is made between Private Investment Bank Limited, Nassau, Bahamas or its affiliates, acting in its name but on behalf and at the exclusive risk of certain of Private Investment Bank Limited's clients (collectively, "PIBL" in such capacity, "SELLER"), and TEGCO Investments, LLC, a Delaware limited liability company ("TEGCO" in such capacity, "PURCHASER"), an affiliate of Med Diversified, Inc., a Nevada corporation (the "COMPANY"), and is acknowledged by the Company as set forth below.

                                    RECITALS

     WHEREAS, the Company issued to PIBL, with PIBL acting in its name but on behalf of certain clients of PIBL, certain subordinated debentures, dated as of December 28, 2001, in the aggregate principal amount of US$70,000,000 (collectively, the "ORIGINAL DEBENTURES");

     WHEREAS, the due date for the Original Debentures is June 28, 2002 and the Company has determined that it would be in the best interests of the Company to enter into five (5) amended debentures (collectively, the "AMENDED DEBENTURES") in the aggregate principal amount of US$57,500,000 in order to, among other things, extend the maturity date of the Original Debentures to June 28, 2004, subject to acceleration upon certain Events of Default; and

     WHEREAS, Purchaser has agreed to purchase, and Seller has agreed to sell all of Seller's right, title and interest in and to one of the Original Debentures, identified as that certain Short Form Convertible Debenture, dated December 28, 2001 (the "TRANSFERRED DEBENTURE"), issued by the Company in the original principal amount of US$12,500,000, in accordance with the terms of this Agreement and pursuant to that certain Amendment Agreement, dated as of even date herewith (the "AMENDMENT AGREEMENT"; capitalized terms used herein and without definition shall have the meanings ascribed to them in the Amendment Agreement), by and among PIBL, the Company, American Reimbursement, LLC, a Delaware limited liability company, TEGCO and the Med Subsidiaries.

     NOW THEREFORE, in consideration of the premises, of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. SALE OF SECURITIES. Subject to the terms and conditions contained herein, Seller hereby sells to Purchaser and Purchaser hereby purchases from Seller all of Seller's right, title and interest in and to the Transferred Debenture. Such purchase of the Transferred Debenture shall be made at a purchase price consisting of (i) a cash payment at the Closing (defined below) equal to US$12,500,000, representing the original principal amount of the Transferred Debenture, (such payment, the "CASH AMOUNT"), and (ii) Purchaser's agreement to subordinate its right of payment of the principal balance under the Transferred Debenture to the prior payment in full of the outstanding principal amount and interest due on the Amended Debentures and any other debentures issued by the Company and held by Seller (the Amended Debentures and such other debentures, as the same may be extended, supplemented, replaced, exchanged, amended or otherwise modified from time to time, collectively, the "OTHER DEBENTURES") pursuant to (i) Section 5 below and (ii) the terms of the Transferred Debenture as amended at the Closing pursuant to the Amendment Agreement.

2. CLOSING. Closing of the sale and purchase under Section 1 of this Agreement (the "CLOSING") shall take place on the Closing Date. In connection with the Closing, Purchaser shall

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make payment of the Cash Amount by wiring to Seller the US$12,500,000, to
Seller's bank account as follows:

            The Northern Trust International Banking Corporation
            Fedwire ABA # 026001122
            CHIPS       # 0112/UID 220337
            40 Broad Street, 10th Floor
            New York, New York 10004
            SWIFT CNORUS33
            REF: For the Account #107862-20230
                 of Private Investment Bank Limited
                 SWIFT DWCIBSNS

The Cash Amount shall be shared on a pro rata basis by the holders of the Original Debentures in accordance with the principal amount of the Original Debentures issued for the benefit of such holders. At the Closing, Seller shall deliver, or cause to be delivered to Manatt Phelps & Phillips LLP (11355 West Olympic Blvd, 10th Floor, Los Angeles, CA 90064; ATTN: Gordon Bava), as agent for Purchaser, the instrument evidencing the Transferred Debenture, together with bond powers therefor duly endorsed in blank by the registered holder thereof.

3. "AS IS, WHERE IS" SALE BY SELLER, WITHOUT RECOURSE AGAINST SELLER. The sale of Seller's right, title and interest in and to the Transferred Debenture is on an "as is, where is" basis without any representation or warranty by Seller (except as set forth in this Section 3, below) and with no recourse whatsoever by the Purchaser against Seller. Seller represents and warrants to Purchaser that:

     a) Seller has the unrestricted right (other than as such right may be restricted by laws of general application, including the Securities Act of 1933, as amended (the "ACT") or by the rights of the Company under contract or otherwise) to transfer the Transferred Debenture to Purchaser, free and clear of all liens, claims, charges and other encumbrances created by Seller or the current beneficial owners of the Transferred Debenture.

     b) Seller has full right, power and authority to enter into this Agreement and to transfer its interests in the Transferred Debenture in accordance with the terms of this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Seller.

     c) Seller is not currently acting as an agent of the Company, or as an underwriter or a dealer with respect to (or participating in a distribution of) any securities of the Company and accordingly, Seller is relying on the exemption from registration provided by Section 4(1) of the Act.

4. REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants to Seller that:

     a) Purchaser is not acquiring the Transferred Debenture with a view to a distribution in violation of Section 5 of the Act and will resell such Transferred Debenture only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

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     b)   Purchaser is an "accredited investor" as such term is defined in
          Regulation 501(a) under the Act, and is acquiring Seller's interest in the Transferred Debenture for its own account, for investment and not with a view to any distribution thereof within the meaning of the Act. Purchaser is aware that the purchase and sale of the Transferred Debenture have not been registered under the Act, that the Transferred Debenture are "restricted securities" under the Act, and that the Transferred Debenture may be re-offered and sold by Purchaser only if registered or qualified under the Act and other applicable securities laws, or if appropriate exemptions from registration or qualification under such laws are available.

     c) Purchaser acknowledges and represents that: (i) Purchaser has made its own investigation into the merits and risks of entering into the transactions contemplated by this Agreement, (ii) Purchaser has the capacity and financial expertise to evaluate the same, (iii) Purchaser has not relied on any representations or warranties of Seller or its agents or affiliates except for the representations and warranties of Seller expressly provided in Section 3 above, (iv) Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire Seller's interest in the Transferred Debentures and (in part through its or its parent's relationship with, and special access to information about, the Company) has had an opportunity to secure all such information as Purchaser deems necessary regarding such interest, the Transferred Debenture and the business, properties, prospects and financial condition of the Company, (v) Purchaser has the financial capacity to bear the loss of its entire investment in the Transferred Debenture, and (vi) both before and after the consummation of the transactions contemplated by this Agreement, Purchaser is "solvent" as that term is used in the United States Bankruptcy Code and in any applicable fraudulent conveyance, fraudulent transfer or similar laws.

     d) Purchaser has full right, power and authority to enter into this Agreement, and to purchase Seller's interest in the Transferred Debenture from Seller on the terms described herein, and this Agreement constitutes a legal, valid and binding obligation of Purchaser.

5. SUBORDINATION OF TRANSFERRED DEBENTURE. Effective upon the Closing, Purchaser, for itself and on behalf of all future holders of the Transferred Debenture) covenants and agrees with Seller (for the benefit of Seller and all future holders of the Other Debentures), that, so long as any of obligations under or in connection with the Other Debentures (the "SENIOR OBLIGATIONS") remain unpaid, in whole or in part, and whether or not the Transferred Debenture may be its terms be due and payable, Purchaser agrees to subordinate its right, title, and interest in and to those of the Senior Obligations, all pursuant to
(i) the terms of the Transferred Debenture as amended at the Closing pursuant to the Amendment Agreement and (ii) the terms of this Section 5. If Purchaser or any other holder of the Transferred Debenture shall receive any payments, security interests, or other rights in any property of the Company in violation of this Agreement, such payment or property shall be received in trust for the holders of the Other Debentures and shall forthwith be delivered and transferred to Seller as the agent for such holders. By its signature below, the Company agrees to (i) abide by the foregoing agreements regarding the Transferred Debenture and, among other things, agrees to make no payment on or in connection with the Transferred Debenture if all Senior Obligations have not been paid when due, and (ii) to place or cause to be placed on the face of the Transferred Debenture, and on every other instrument representing or other evidence of the Transferred Debenture, a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all the Senior Obligations.

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6.   LAW GOVERNING. This Agreement shall be governed by and constructed in accordance with the laws of the State of New York without reference to choice of law doctrine.

7. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors, and assigns of the parties hereto and (with respect to Sections 5 and 9 hereof) the Company.

8. MISCELLANEOUS. This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all the previous agreements, promise or representations, whether written or oral, between the parties.

9. FEES AND EXPENSES. Each of the Company, Purchaser and Seller agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SELLER:

                                            PRIVATE INVESTMENT BANK LIMITED


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            PURCHASER:

                                            TEGCO INVESTMENTS, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

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THE COMPANY HEREBY ACKNOWLEDGES AND APPROVES THIS AGREEMENT
AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY AGREES TO BE BOUND BY AND OBSERVE THE PROVISIONS OF SECTIONS 5 AND 9 HEREOF, AND THE SUBORDINATION PROVISIONS IN THE TRANSFERRED DEBENTURE AS AMENDED AT THE CLOSING PURSUANT TO THE AMENDMENT AGREEMENT:

COMPANY:

MED DIVERSIFIED, INC.


By:
   -----------------------------------------
   Name:
   Title:

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